Exhibit 99.3

CDSS WIND DOWN INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AT JUNE 30, 2010

	Historical GEM	Historical CDSS Wind Down, Inc.	Pro Forma Adjustments		Pro Forma Combined
Current assets:
Cash	$6,006	$431	$1,250,000	(F)	$1,156,437
			(100,000	)(H)
Contract receivables	75,963				75,963
Prepaid expenses	-				-
Total current assets	81,969	431	1,150,000		1,232,400

Property and equipment - net	71,493	-			71,493
Tax asset and other	6,878	-	139,120	(A)	145,998

Total assets	$160,340	$431	$1,289,120		$1,449,891

Current liabilities:					-
Line of credit	$200,000				$200,000
Current portion note payable	11,853				11,853
Accounts payable and accrued expenses	294,438	129,657	(129,657	)(H)	294,438
Sales tax liability		28,367	(28,367	)(H)	-
Income tax payable					-
Billings in excess of costs and estimated earnings on uncompleted contracts	-				-
Convertible promissory note and accrued interest payable to officer - net of discount	-	42,490	(42,490	)(E)	-
Advances from stockholders	-	92,230	(92,230	)(H)	-
Other accrued liabilities	224,500				224,500
Total current liabilities	730,791	292,744	(292,744)		730,791

Note payable - long term	46,139				46,139

Stockholders' deficit
Common stock	1,000	963,056	(642,037	)(C)	43,939
			(317,809	)(D)
			4,866	(E)
			694	(F)
			34,169	(G)

Additional paid-in capital	-	29,843,797	(478,470	)(B)	629,022
			642,037	(C)
			317,809	(D)
			56,082	(E)
			1,249,306	(F)
			(34,169	)(G)
			(31,117,624	)(G)
			150,254	(H)

Retained deficit	(617,590)	(31,099,166)	139,120	(A)	-
			478,470	(B)
			(18,458	)(E)
			31,117,624	(G)

Total stockholders' deficit	(616,590)	(292,313)	1,581,864		672,961

Total liabilities and stockholders' deficit	$160,340	$431	$1,289,120		$1,449,891

Notes to pro forma balance sheet at June 30, 2010
(A)	To record pro forma tax asset and benefit on S-Corp loss for the six months ended June 30, 2010 assuming a 35% tax rate.
(B)	To reclassify S-Corp undistributed losses of GEM to additional paid-in capital, net of adjustment (A).
(C)	To record the effect of 1 for 3 reverse stock split.
(D)	To record effect of change in par value of post split common stock from $0.01 per share to $0.0001 per share.
(E)	To record the effect of the full conversion of the promissory note.
(F)	To record effect of common shares issued for $1,250,000 in cash.
(G)	To record effect of issuing 351,691,756 common shares share exchange with GEM and the recapitalization to post merger equity structure.
(H)	To record effect of settlement of liabilities.

CDSS WIND DOWN INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010

Historical GEM	Historical CDSS Wind Down, Inc.	Pro Forma Adjustments	Pro Forma Combined

Revenue	$291,311	$291,311
Cost of revenue	270,163	270,163
Gross profit	21,148	-	-	21,148

General and adminitrative expenses	410,360	48,097	458,457

Loss from operations	(389,212)	(48,097)	-	(437,309)

Other income	8	-	8
Interest expense	(8,282)	(46,130)	(18,458	)(E)	(72,870)
Interest income	-	-	-

Loss before taxes	(397,486)	(94,227)	(18,458)	(510,171)
Provision for income taxes	(139,120	)(A)	(139,120)
Net income (loss)	$(397,486)	$(94,227)	$120,662	$(371,051)

Basic and diluted loss per share	N/A	$(0.00)	-	$(0.00)

Basic and diluted weighted average number of shares outstanding	N/A	$55,543,186	-	439,389,695	(I)

Notes to pro forma statement of operations for the six months ended June 30, 2010
n/a – Not applicable for S-Corp
(A)	To record pro forma tax asset and benefit on S-Corp loss for the six months ended June 30, 2010 assuming a 35% tax rate.
(E)	To record the effect of the full conversion of the promissory note.
(I)	Pro forma shares outstanding following the completion of the reverse split and the share exchange transaction.

CDSS WIND DOWN INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AT DECEMBER 31, 2009

	Historical GEM	Historical CDSS Wind Down, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$18,241	$581	$1,250,000	(F)	$1,268,822
Contract receivables	220,652	-			220,652
Prepaid expenses	3,710	-			3,710
Total current assets	242,603	581	1,250,000		1,492,184

Property, plant & equipment, net	79,339	-			79,339
Tax asset	–		31,215	(A)	31,215
Total assets	$321,942	$581	$1,281,215		$1,603,738

LIABILITIES
Current liabilities
Line of credit	$195,000	$–			$195,000
Current portion of note payable	10,877	–			10,877
Accounts payable and accrued expenses	222,370	117,033			339,403
Sales tax liability	–	26,722			26,722
Convertible promissory note and accrued interest payable to officer – net of discount	–	16,826	$(16,826	)(E)	–
Advances from stockholder	38,550	56,907			95,457
Other liabilities	3,802	–			3,802
Total current liabilities	470,599	217,488	(16,826)		671,261

Long-term note payable	52,351				52,351

STOCKHOLDERS' DEFICIT
Preferred stock	–	–	–		–
Common stock	1,000	343,056	(228,703	)(C)	43,939
			(113,209	)(D)
			6,932	(E)
			694	(F)
			34,169	(G)
Additional paid-in capital		30,444,976	(170,793	)(B)	836,187
			228,703	(C)
			113,209	(D)
			70,252	(E)
			1,249,306	(F)
			(34,169	)(G)
			(31,065,297	)(G)
Accumulated deficit	(202,008)	(31,004,939)	31,215	(A)	–
			170,793	(B)
			(60,358	)(E)
			31,065,297	(G)
Total stockholders' deficit	(201,008)	(216,907)	1,298,041		880,126
Total liabilities and stockholders' deficit	$321,942	$581	$1,281,215		$1,603,738

Notes to pro forma balance sheet at December 31, 2009
(A)  To record pro forma tax asset and benefit on S-Corp loss for the year ended December 31, 2009 assuming a 35% tax rate.
(B)  To reclassify S-Corp undistributed losses of GEM to additional paid-in capital net of effect of adjustment (A).
(C)  To record the effect of 1 for 3 reverse stock split.
(D)  To record effect of change in par value of post split common stock from $0.01 per share to $0.0001 per share.
(E)  To record the effect of the full conversion of the promissory note.
(F)  To record assumed effect of 6,944,445 post split common shares assumed issued for $1,250,000 in cash.
(G)  To record effect of issuing 351,691,756 common shares share exchange for 1,000 shares of GEM and the recapitalization to post merger equity structure.

CDSS WIND DOWN INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECMBER 31, 2009

Historical GEM	Historical CDSS Wind Down, Inc.	Pro Forma Adjustments	Pro Forma Combined

Revenue	$1,697,321	$1,697,321
Cost of revenue	1,456,506	1,456,506
Gross profit	240,815	240,815

General and administrative	321,829	$82,264	404,093
Operating loss	(81,014)	(82,264)	(163,278)

Loss on sale of asset	(3.750)	(3,750)
Interest expense	(4,421)	(21,152)	(60,358)	(85,931)
Loss before income tax benefit	(89,185)	(103,416)	(60,358)	(252,959)

Income tax benefit	–	–	$(31,215	)(A)	(31,215)

Net loss	$(89,185)	$(103,416)	$(29,143)	$(221,744)

Basic and diluted loss per share	n/a	$(0.00)	$(0.00)

Basic and diluted weighted average number of shares outstanding	n/a	34,305,617	438,489,695	(B)

Notes to pro forma statement of operations for the year ended December 31, 2009
n/a – Not applicable for S-Corp
(A)  To record pro forma tax asset and benefit on S-Corp loss for the year ended December 31, 2009 assuming a 35% tax rate.
(B)  Pro forma shares outstanding following the completion of the reverse split and the share exchange transaction.
(E)  To record the effect of the full conversion of the promissory note by charging unamortized note discount to interest expense.